Exhibit 99.5

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026

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ARMADA ACQUISITION CORP. II

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2026.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: **http://www.cstproxy.com/armadaacqii/2026**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

1. **The Business Combination Proposal —** to approve, ratify and confirm in all respects, by ordinary resolution, the entry by Armada Acquisition Corp. II ("SPAC") into the Business Combination Agreement, dated as of October 19, 2025, pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will consummate the Transactions, as defined and described in the accompanying proxy statement/prospectus, and the performance by SPAC of its obligations thereunder and the consummation of the Transactions. FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **The Merger Proposal —** to authorize, by special resolution, conditional upon and following the SPAC Domestication (as defined in the accompanying proxy statement/prospectus), the merger of SPAC with Evernorth Corporate Merger Sub Inc. ("SPAC Merger Sub"), so that SPAC be the surviving company and all the undertaking, property and liabilities of the SPAC Merger Sub vest in SPAC as the surviving company by virtue of such merger, pursuant to Sections 251 and 388 of the Delaware General Corporation Law, as applicable. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The Domestication Proposal —** to approve, by special resolution, the transfer of SPAC by way continuation to the State of Delaware pursuant to Article 48 of the Amended and Restated Articles of Association of SPAC, Part 12 of the Companies Act (as amended) of the Cayman Islands and Section 388 of the Delaware General Corporation Law, statement/prospectus as Annex B, be approved and adopted pursuant to Section 388 of the Delaware General Corporation Law and conditional upon, and with effect from, the registration of SPAC as a corporation under the laws of the State of Delaware, the name of SPAC be changed from "Armada Acquisition Corp. II" to "Arrington Capital SPAC I Inc." FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **The Advisory SPAC Delaware Documents Proposals —** to, by separate ordinary resolutions, on a non-binding, advisory basis, approve, pursuant to two separate proposals, certain material differences between the amended and restated memorandum and articles of association of SPAC (the "SPAC Charter") and the proposed certificate of incorporation of SPAC and the proposed bylaws of SPAC, substantially in the form attached to the accompanying proxy statement/prospectus as Annex H and Annex I respectively, as described in Proposals 4A-4B in the accompanying proxy statement/prospectus. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. **The Advisory Organizational Documents Proposals —** to, by separate ordinary resolutions, on a non-binding, advisory basis, approve, pursuant to five separate proposals, certain material differences between the SPAC Charter and the proposed amended and restated articles of incorporation of Evernorth Holdings Inc. ("Pubco") and the proposed amended and restated bylaws of Pubco, substantially in the form attached to the accompanying proxy statement/prospectus as Annex C and Annex D respectively, as described in Proposals 5A-5E in the accompanying proxy statement/prospectus. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **The Adjournment Proposal —** to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, in the specific circumstances set forth in the accompanying proxy statement/prospectus. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2026**

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, corporate representatives and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

205519 Armada Acq. Corp. Il Proxy Card Rev3 Back 2026 Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders To view the Proxy Statement and to Attend the Extraordinary General Meeting, please go to: http://www.cstproxy.com/armadaacqii/2026 A FOLD HERE . DO NOT SEPARATE . INSERT IN ENVELOPE PROVIDED A PROXY CARD ARMADA ACQUISITION CORP. II THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON The undersigned appoints each of Taryn Naidu and Kyle Horton, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the Class A ordinary shares of Armada Acquisition Corp. Il held of record by the undersigned at the close of business on General Meeting of Shareholders of Armada Acquisition Corp. II, to be held on and at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTEDAS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5AND PROPOSAL 6, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. , 2026 , 2026 at the Extraordinary , 2026, (Continued and to be marked, dated and signed on reverse side)